Exhibit 24
April 15, 1996


A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file registration statements under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the issuance and sale of additional shares of common stock of this Company, pursuant to and in accordance with (1) a Rule 415 shelf registration program and (2) the Employee Savings Plan, in amounts of up to 40 million and 6,500,000 additional shares, respectively.
         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with each of the foregoing such registration statements and appropriate amendment or amendments (including post-effective amendments) thereto, each to be accompanied by a prospectus and any appropriately amended or supplemented prospectus and any necessary exhibits.

                                                     Yours very truly,

                                                     THE SOUTHERN COMPANY

                                                     By /s/A. W. Dahlberg
                                                        Chairman, President and
                                                        Chief Executive Officer


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                                      - 2 -



                                                 -----------------------------
         /s/John C. Adams                           William A. Parker, Jr.



         /s/A. D. Correll                           /s/William J. Rushton, III



         /s/A. W. Dahlberg                          /s/Gloria M. Shatto



         /s/Paul J. DeNicola                        /s/Gerald J. St. Pe'



         /s/Jack Edwards                            /s/Herbert Stockham



         /s/H. Allen Franklin                       /s/W. L. Westbrook


    -----------------------------
         Bruce S. Gordon                            /s/Tommy Chisholm



         /s/L. G. Hardman III                       /s/W. Dean Hudson



         /s/Elmer B. Harris

Extract  from  minutes  of  meeting of the board of  directors  of The  Southern
Company.

                             - - - - - - - - - - - -

          RESOLVED: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Employee Savings Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors, and its officers are authorized to give their several powers of attorney to A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

                             - - - - - - - - - - - -

     The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on April 15, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  July 3, 1996                                     THE SOUTHERN COMPANY


                                                        By  /s/Tommy Chisholm
                                                               Secretary